UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 27, 2017

Mansfield-Martin Exploration Mining, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-54770

Nevada	45-0704149
(State of incorporation)	(IRS Employer ID Number)

1137 Highway 80 East, PO Box 1218,Tombstone AZ 86638
(Address of principal executive offices) (Zip Code)

(520) 457-8404
(Registrant’s telephone number)

Check the appropriate box below if the Form 8!K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a!12 under the Exchange Act (17 CFR 240.14a!12)

[ ]	Pre!commencement communications pursuant to Rule 14d!2(b) under the Exchange Act (17 CFR 240.14d!2(b))

[ ]	Pre!commencement communications pursuant to Rule 13e!4(c) under the Exchange Act (17 CFR 240.13e!4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On November 28, 2016, Mansfield-Martin Exploration Mining, Inc. (Company) entered into a Material Definitive Agreement (Agreement) with Armada Mining, Inc. of Tombstone, Arizona, an Arizona corporation (Armada).  Under the terms of the Agreement, the Company issued, into escrow, approximately 284,580,000 shares of its common stock to Armada, its affiliates, related entities and other common parties in exchange for rights and interests in mining properties in the Tombstone Mining District of Arizona.

One of the biggest hurdles to commercially feasible mining activities is the availability of contiguous tracts of valid mining claims and/or leases.  Our current president, John T. Bauska, was successful in obtaining and aggregating contiguous claims and/or leases covering approximately 9 square miles of viable ore bearing properties for development; thereby, solving any issues related to not being able to exploit geographic formations due to the “penalty” of having to stop and restart due to other claim holders having claims sandwiched between those being developed by the Company

The completion of the acquisition of these currently non-performing claims/leases was initially subject to the completion of due diligence, acquisition of adequate financing and various regulatory approvals.

On June 27, 2017, the Company announced that the due diligence process, although not totally complete, was sufficient to close the November 28, 2016 transaction.  Management believes that this closing will remove the “shell company” status from the Company’s filing status.

It is management’s understanding that none of the targeted acquisition properties have been subject to development, operation or exploitation by any owner, lessee or claim holder, past or present, over, at least, the past five (5) years if not longer.  Additionally, due to the related party nature of the transaction, as the properties being acquired are either directly owned by or controlled by the Company’s current President, the Company will record the acquisitions at either founder’s cost or a nominal value.  The transaction has been structured as follows:

a) ‑ The Company will receive from Armada 100% of the issued and outstanding stock in Tombstone Development Company, which was formed in 1933, is believed to be the oldest continually operating mining company in Arizona.  This piece of the acquisition will be recorded at the nominal value of approximately $1,000.

b) ‑ The Company will receive an assignment from Armada of approximately 45% of a specific group of claims/leases covering approximately 200 contiguous acres, subject to a 100% assumption of a note payable to the original lessee of approximately $200,000.  This piece of the acquisition will be recorded at approximately $400,000, which equals the value of the note payable being assumed and the nominal intrinsic value of $1,000 per acre.

c) ‑ The Company will receive an assignment from Armada of approximately 45% of a specific group of claims/leases covering approximately 700 contiguous acres, subject to a 100% assumption of a note payable to the original lessee of approximately $700,000.  This piece of the transaction will be recorded at approximately $1,400,000, which equals the approximate value of the note being assumed and the nominal intrinsic value of $1,000 per acre.

NOTE: in both b) and c) ‑ Armada will retain the remaining 55% subject to the generation of approximately $500,000 in net earnings from the respective claims AFTER the retirement of all affiliated debt.  After the debt is retired and the $500,000 is paid to Armada, the residual 55% will transfer to the Company for no additional consideration.

d) ‑ The Company will receive an assignment of 100% of approximately ten (10) specific claims/leases acquired from the Bureau of Land Management by John T. Bauska, personally.  This piece of the acquisition will be recorded at the nominal value of $2,000, which approximates the founder’s cost related to Mr. Bauska’s expenses for acquisition and recording.

e) ‑ The Company will receive an assignment of 100% of certain claims/leases covering approximately 278 contiguous acres originally acquired by John T. Bauska, personally; subject to a 100% assumption of a note payable to the original lessee of approximately $700,000.  This piece of the transaction will be valued at approximately $978,000, which equals the approximate value of the note being received and the nominal intrinsic value of $1,000 per acre.

f) ‑ The Company will receive an assignment of 47.5% of certain claims/leases, covering approximately 2,300 contiguous acres, controlled by an affiliate of Armada.  At the time the Armada affiliate receives approximately $800,000 in net proceeds from the development of the affiliated claims, the Armada affiliate will transfer the residual 52.5% to the Company for no additional consideration.  This piece of the transaction will be valued at the nominal value of approximately $2,300,000, which equals the nominal intrinsic value of $1,000 per acre.

This aggregate transaction will have an initial gross asset value of approximately $5,081,000 with the assumption of underlying debt to initially acquire said claims/leases of approximately $1,800,000.

The Company intends to commence development of these properties by processing previously mined materials for, primarily, silver with corresponding traces of gold, as well as other precious and base metals, by processing surface dumped materials, the reopening and redevelopment of existing mines using modern equipment and techniques, and by completing existing drill/test grids to better establish the boundaries of existing proven producible ore bodies.

The Company has identified three (3) specific mining sites/claims for initial development.  Using a 2007 independent geologist’s report and the current in-process best estimate of the Company’s current independent geologists on these sites, the Company believes that these three (3) sites/claims for development possess the potential to yield between 1.5 and 4.0 ounces of silver and between 0.1 and 0.25 ounces of gold per ton of material processed.  With an in-process independent estimation of approximately 160,000 tons of readily accessible material available for immediate processing, management estimates a potential gross yield of approximately $58,700,000 using a price of approximately $18 per ounce for silver and approximately $1,270 per ounce for gold...all commercially viable production levels in today’s marketplace at today’s production costs.

The Company is currently in discussion with multiple entities to provide working and development capital, including scenarios covering a proposed 50%/50% of net profits after the recovery of development costs; the right to acquire 100% of the precious metals output from development at a negotiated discount to the market price until such time that all development costs are recovered and then the purchase of all remaining output at market price; and the acquisition of development and working capital through the private placement of the Company’s equity securities.  All of these opportunities are being aggressively pursued by management; however, there is no assurance that the Company will be able to successfully consummate any of these opportunities or, that any of these opportunities, if available, will be able to be obtained on terms favorable to or affordable by the Company.

If any of these working and development capital opportunities are successfully closed, the Company anticipates the start of production activities by the end of Calendar 2017.

Caution Regarding Forward-Looking Information

Certain statements contained in this periodic report, including, without limitation, statements containing the words "believes", "anticipates", "expects" and words of similar import, constitute forward‑looking statements. Such forward‑looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward‑looking statements.

Such factors include, among others, the following: the ability of the Company to acquire sufficient working or development capital; international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business  disruptions; the ability to attract and retain qualified personnel; and other factors referenced in this and previous filings, including future factors that may be unpredictable or unable to anticipate at the time of this filing.

Given these uncertainties, readers of this current report and investors are cautioned not to place undue reliance on such forward‑looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward‑looking statements contained herein to reflect future events or developments.

(Signatures follow on next page)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Mansfield-Martin Exploration Mining, Inc.

Dated: June 27, 2017	By: /s/ John T. Bauska
John T. Bauska
President, Chairman and
Chief Executive Officer

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